Cinedigm Corp.
45 W. 36th Street 7th Floor
New York, NY 10018
Attention: Gary S. Loffredo
Email: gloffredo@cinedigm.com
Tel: 646.259.4157

July 20, 2018

Ladies and gentlemen,

We refer to the Term Loan Agreement executed by and between CINEDIGM CORP. (the "Borrower"), and BISON GLOBAL INVESTMENT SPC FOR AND ON BEHALF OF GLOBAL INVESTMENT SPC - BISON GLOBAL NO.1 SP as of July 20, 2018, pursuant to which the Borrower has requested that BISON GLOBAL INVESTMENT SPC FOR AND ON BEHALF OF GLOBAL INVESTMENT SPC - BISON GLOBAL NO.1 SP (the "Lender") provides a term loan (the "Loan") to the Borrower, in an aggregate principal amount of $10,000,000, to replace the term loan as provided to the Borrower by Bison Entertainment and Media Group (the "Guarantor", together with the Borrower, the "Parties") on December 29, 2017. Unless otherwise stipulated, the terms used in this letter agreement shall have the same meanings as ascribed to them in the Term Loan Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Guarantor irrevocably and unconditionally agrees and undertakes to the Borrower and the Lender that (a) if the Loan under the Term Loan Agreement matures before June 28, 2021 or (b) whenever the Lender requires the Borrower to prepay principal of and interest on the Loan, in whole or in part, pursuant to Section 2.5 of the Term Loan Agreement (either (a) or (b), a "Payment Event"), the Guarantor shall immediately pay to the Lender the total amount due as if it were the Borrower under the Term Loan Agreement, for the purpose of ensuring the aggregate principal amount of the Loan will not be payable by the Borrower before June 28, 2021.

2. Notwithstanding anything contained in the Term Loan Agreement, in the event of, and to the extent of, any Payment Event:

(a) the obligation of the Guarantor to pay the amount due to the Lender under this letter agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower.

(b) the intent of the parties is that the Lender shall waive and relinquish any right or claim of rights of action against Borrower, shall seek payment and performance of the Loan under this letter agreement directly from the Guarantor and shall not pursue any remedies against the Borrower, whether accorded by applicable law or the Term Loan Agreement.

3. This letter agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without reference to rules or principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

4. This letter agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same letter agreement.

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Very truly yours,

BISON ENTERTAINMENT AND MEDIA GROUP, as Guarantor

By: [signature]

Name: Xu Peixin
Title: Director

[SIGNATURE PAGE TO LETTER AGREEMENT]

Acknowledged and agreed:

CINEDIGM CORP.,
as Borrower

By: ________________________
Name: Gary Loffredo
Title: Executive Vice President-Business Affairs,
President-Digital Cinema, General Counsel and Secretary

[Signature Page to Letter Agreement]